UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2011

eBay Inc.

(Exact name of registrant as specified in charter)

Delaware	000-24821	77-0430924
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2145 Hamilton Avenue

San Jose, CA 95125

(Address of principal executive offices)

(408) 376-7400

(Registrant’s telephone number, including area code)

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On March 27, 2011, eBay Inc., a Delaware corporation (the “Company”), and Gibraltar Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with GSI Commerce, Inc., a Delaware corporation (“GSIC”).

Under the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into GSIC (the “Merger”), with GSIC continuing after the Merger as the surviving corporation and a wholly-owned subsidiary of the Company. As of the effective time of the Merger (the “Effective Time”), each issued and outstanding share of GSIC common stock (other than shares held by the Company, Merger Sub, GSIC or any of their respective subsidiaries or shares held by stockholders who have properly exercised and perfected appraisal rights under Delaware law) will be canceled and converted into the right to receive $29.25 in cash, without interest (the “Merger Consideration”).

To the extent that any outstanding shares of GSIC common stock are unvested or subject to a repurchase option, risk of forfeiture or other contractual right as of the Effective Time, such shares will be converted into Merger Consideration that will remain unvested and subject to such rights, as applicable, and need not be paid until such time as such repurchase option, risk of forfeiture or other contractual right lapses or otherwise terminates.

Each stock option of GSIC that is outstanding and vested as of immediately prior to the Effective Time will be converted into the right to receive an amount equal to the number of shares of GSIC common stock underlying the vested option multiplied by the difference between the Merger Consideration and the exercise price per share of such option. Each stock option of GSIC that is outstanding and unvested as of immediately prior to the Effective Time will be converted into an option to purchase common stock of the Company in an amount equal to the number of shares of GSIC common stock underlying such unvested option immediately prior to the Effective Time multiplied by the Conversion Ratio (defined below). Each GSIC restricted stock unit that is outstanding and vested as of immediately prior to the Effective Time will be converted into the right to receive an amount equal to the number of shares of GSIC common stock underlying the vested restricted stock unit multiplied by the Merger Consideration. Each GSIC restricted stock unit that is outstanding and unvested immediately prior to the Effective Time will be converted into a restricted stock unit representing the right to receive the number of shares of common stock of the Company equal to the number of shares of GSIC common stock subject to such restricted stock unit as of immediately prior to the Effective Time multiplied by the Conversion Ratio. The “Conversion Ratio” will be the Merger Consideration divided by the average of the closing sale prices of a share of common stock of the Company as reported on NASDAQ for each of the 10 consecutive trading days immediately preceding the closing date of the Merger.

GSIC informed the Company that the Merger Agreement was approved by the Board of Directors of GSIC, upon the unanimous recommendation of a special committee composed of independent directors of the Board of Directors of GSIC (the “Special Committee”), with Mr. Michael G. Rubin, the Chairman, President and Chief Executive Officer of GSIC, having recused himself from the vote on the Merger and one director, Mr. Mark Menell, not present at the meeting.

The Merger Agreement contains a “go-shop” provision pursuant to which GSIC and its representatives are permitted to solicit, provide information to, and engage in discussions with third parties with respect to alternative acquisition proposals for a 40-day period beginning on the date of the Merger Agreement. After the 40-day “go-shop” period, GSIC and its representatives will be subject to “no-shop” restrictions on their ability to solicit alternative acquisition proposals from, provide information to and engage in discussions with third parties. None of the “no-shop” restrictions shall apply for a 25-day period following the 40-day “go-shop” period with respect to any person or persons (any such person, an “Excluded Party”) from which GSIC received a written acquisition proposal during the “go-shop” period, if the Board of Directors of GSIC, acting upon the recommendation of the Special Committee, determines in good faith that such person’s alternative proposal constitutes a Superior Offer (defined below) or is reasonably likely to lead to a Superior Offer. If GSIC and any Excluded Party fail to enter into a definitive agreement during such 25-day period following the 40-day “go-shop” period, such person shall cease to be an “Excluded Party” for purposes of the Merger Agreement. In addition, the restrictions on GSIC’s ability to provide information to and engage in discussions with third parties shall not apply to persons from which GSIC has received a written acquisition proposal not solicited in violation of the Merger Agreement if the Board of Directors of GSIC, acting upon the recommendation of the Special Committee, determines in good faith that such person’s alternative proposal constitutes a Superior Offer or is reasonably likely to lead to a Superior Offer. “Superior Offer” is defined in the Merger Agreement as a bona fide, written offer by a third party to purchase, for cash or publicly traded equity securities or a combination of cash and publicly traded equity securities, at least a majority of the outstanding shares of GSIC common stock or all or substantially all of the consolidated assets of GSIC and its subsidiaries, which offer was not obtained or made in breach of the Merger Agreement and is on terms and conditions that the Board of Directors of GSIC reasonably determines in good faith, after taking into account the advice of its financial advisor and its outside legal counsel and the likelihood and timing of consummation of the purchase transaction contemplated by such offer, to be more favorable from a financial point of view to GSIC’s stockholders than the Merger.

The Merger Agreement contains certain termination rights for both the Company and GSIC and provides that, upon termination of the Merger Agreement under specified circumstances described in the Merger Agreement, GSIC would be required to pay the Company a termination fee of $74,000,000; provided, however, that if GSIC terminates the Merger Agreement in order to enter into a definitive agreement during the “go-shop” period or with an Excluded Party, in each instance with respect to a Superior Offer, the termination fee would be $24,000,000.

Each of the Company, Merger Sub and GSIC has made representations, warranties and covenants in the Merger Agreement. GSIC’s covenants include, among other things, (i) to conduct its business in the ordinary course of business during the period between the execution of the Merger Agreement and the closing of the Merger; and (ii) to comply with the “go-shop” and “no-shop” provisions referred to above.

The consummation of the Merger is subject to certain customary conditions, including, without limitation: (i) the approval by the holders of at least a majority of the outstanding shares of GSIC common stock entitled to vote on the Merger Agreement and the transactions contemplated thereby, including the Merger; (ii) receipt of any required governmental authorizations required under any applicable antitrust or competition law or regulation, including the expiration or early termination of the waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; and (iii) the absence of any law or order prohibiting or otherwise making illegal the Merger. Moreover, each party’s obligation to consummate the Merger is subject to certain other conditions, including, without limitation: (a) the accuracy of the representations and warranties made by the other party to the Merger Agreement, subject to customary materiality qualifiers; and (b) the compliance by the other party with its obligations and pre-closing covenants thereunder, subject to customary materiality qualifiers.

The representations, warranties and covenants of GSIC contained in the Merger Agreement have been made solely for the benefit of the Company and Merger Sub. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Merger Agreement; (ii) have been qualified by (a) matters disclosed in GSIC filings with the Securities and Exchange Commission (the “SEC”) prior to the date of the Merger Agreement and (b) confidential disclosures made to the Company and Merger Sub in the disclosure schedule delivered in connection with the Merger Agreement; (iii) are subject to materiality qualifications contained in the Merger Agreement, which may differ from what may be viewed as material by investors; (iv) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement; and (v) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact.

The Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding GSIC or its business. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of GSIC or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in GSIC’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding GSIC that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, annual Proxy Statement and other documents that GSIC files with the SEC.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated by reference into this Current Report on Form 8-K.

Voting and Support Agreements

In connection with the Merger Agreement, the Company entered into a Voting and Support Agreement, dated as of March 27, 2011, with Mr. Rubin (the “Rubin Support Agreement”) and Voting and Support Agreements, dated as of March 27, 2011, with each of the directors and certain officers of GSIC (the “D&O Support Agreements” and together with the Rubin Support Agreement, the “Support Agreements”). The shares of GSIC common stock outstanding that are beneficially owned by Mr. Rubin and such directors and officers and that are subject to the Support Agreements represent, in the aggregate, approximately 6.18% of the outstanding shares of GSIC’s common stock as of March 25, 2011, the last trading day prior to the execution of the Merger Agreement.

Under the terms of the Support Agreements, each stockholder party, among other things, has agreed to vote, and has irrevocably appointed the Company as its proxy to vote, all shares of GSIC’s common stock held by such stockholder at any meeting of (or action by written consent taken by) stockholders of GSIC in favor of the Merger and the adoption of the Merger Agreement and against certain other transactions.

The stockholders subject to the Support Agreements also have agreed, among other things, (i) not to transfer or otherwise dispose, tender or grant a proxy with respect to their shares of the Company’s common stock; and (ii) to waive, in connection with the Merger and the other transactions contemplated by the Merger Agreement, any dissenters’, appraisal or other similar rights they may have with respect to their shares of the Company’s common stock.

The Rubin Support Agreement will terminate upon the earliest to occur of the date on which (i) the Merger Agreement is validly terminated; (ii) the Merger becomes effective; or (iii) the Merger Agreement is amended in a manner (a) that would reduce the amount of consideration payable to stockholders of the Company pursuant to the Merger or (b) that is intended, or would reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect any of the transactions contemplated by the Stock Purchase Agreement (as defined below). The D&O Support Agreements will terminate upon the earliest to occur of the date on which the Merger Agreement is validly terminated or the date upon which the Merger becomes effective.

The foregoing description of the Support Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the forms of the Rubin Support Agreement and the D&O Support Agreements, which are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated by reference into this Current Report on Form 8-K.

Item 8.01.	Other Events.

Stock Purchase Agreement

On March 27, 2011, concurrently with the execution of the Merger Agreement, the Company and NRG Commerce, LLC, a Delaware limited liability company wholly-owned by Mr. Rubin (“Purchaser”), entered into a stock purchase agreement (the “Stock Purchase Agreement”) pursuant to which Purchaser would acquire (i) 100% of the outstanding shares of capital stock of TeamStore, Inc. and 100% of the outstanding membership interests and other equity interests of Fanatics, LLC (collectively, the “Licensed Sports Business”), (ii) 70% of the outstanding shares of capital stock of RueLaLa, Inc. (“RueLaLa”) and (iii) 70% of the outstanding shares of capital stock of ShopRunner, Inc. (“ShopRunner” and, together with the Licensed Sports Business and RueLaLa, the “Purchased Entities”), in each case on the terms and subject to the conditions set forth in the Purchase Agreement. The aggregate consideration to be paid by Purchaser for the Purchased Entities will consist of a total of $31 million in cash and a loan from the Company to the Purchaser in the amount of $467 million. Each of the Purchased Entities is a direct or indirect wholly-owned subsidiary of GSIC. Completion of the acquisition of the Purchased Entities is currently expected to close on the same day as the closing of the Merger and is subject to customary conditions to closing, including the closing of the Merger.

Forward-Looking Statements

Certain statements herein are “forward-looking statements”. Such forward-looking statements reflect the Company’s current expectations or beliefs concerning future events and actual events may differ materially from historical results or current expectations. The reader is cautioned not to place undue reliance on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of uncertainties, risks, assumptions and other factors, many of which are outside the control of the Company. The forward-looking statements in this document address a variety of subjects including, for example, the expected date of closing of the transaction and the potential benefits of the merger. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the approval of the transaction by the stockholders of GSIC; the risk that GSIC’s business will not be successfully integrated with the Company’s business; costs associated with the merger; matters arising in connection with the parties’ efforts to comply with and satisfy applicable regulatory approvals and closing conditions relating to the transaction; and other events that could adversely impact the completion of the transaction, including industry or economic conditions outside of our control. In addition, actual results are subject to other risks and uncertainties that relate more broadly to the Company’s overall business, including those more fully described in the Company’s filings with the Securities and Exchange Commission (“SEC”), including its annual report on Form 10-K for the fiscal year ended December 31, 2010 and subsequent quarterly reports on Form 10-Q, and GSIC’s overall business and financial condition, including those more fully described in GSIC’s filings with the SEC, including its annual report on Form 10-K for the fiscal year ended January 1, 2011 and subsequent quarterly reports on Form 10-Q. The forward-looking statements in this document speak only as of this date. We undertake no obligation to revise or update publicly any forward-looking statement, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit
2.1	Agreement and Plan of Merger, dated March 27, 2011, among eBay Inc., Gibraltar Acquisition Corp. and GSI Commerce, Inc. (The schedules and exhibits to the merger agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish to the SEC, upon request, a copy of any omitted schedule or exhibit.)

99.1	Form of Voting and Support Agreement entered into between eBay Inc. and Michael G. Rubin

99.2	Form of Voting and Support Agreement entered into between eBay Inc. and the following directors and officers of GSI Commerce, Inc.: M. Jeffrey Branman, Michael J. Donahue, Ronald D. Fisher, John A. Hunter, Josh Kopelman, Mark S. Menell, Jeffrey F. Rayport, David Rosenblatt, Lawrence S. Smith, Andrea M. Weiss, Michael R. Conn, James Flanagan, J. Scott Hardy, Damon Mintzer and Christopher Saridakis

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eBay Inc.
(Registrant)

By:	/s/ Brian H. Levey
	Name:	Brian H. Levey
	Title:	Vice President, Deputy General Counsel and Assistant Secretary

Date: March 30, 2011

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
2.1	Agreement and Plan of Merger, dated March 27, 2011, among eBay Inc., Gibraltar Acquisition Corp. and GSI Commerce, Inc. (The schedules and exhibits to the merger agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish to the SEC, upon request, a copy of any omitted schedule or exhibit.)

99.1	Form of Voting and Support Agreement entered into between eBay Inc. and Michael G. Rubin

99.2	Form of Voting and Support Agreement entered into between eBay Inc. and the following directors and officers of GSI Commerce, Inc.: M. Jeffrey Branman, Michael J. Donahue, Ronald D. Fisher, John A. Hunter, Josh Kopelman, Mark S. Menell, Jeffrey F. Rayport, David Rosenblatt, Lawrence S. Smith, Andrea M. Weiss, Michael R. Conn, James Flanagan, J. Scott Hardy, Damon Mintzer and Christopher Saridakis